Exhibit 99.1

Gregory J. Larson Senior Vice President 240.744.5120	Kevin J. Jacobs Vice President 240.744.5212

NEWS RELEASE

HOST HOTELS & RESORTS, INC. REPORTS CONTINUED STRONG GROWTH IN OPERATING RESULTS FOR SECOND QUARTER 2006

BETHESDA, MD; July 19, 2006 – Host Hotels & Resorts, Inc. (NYSE: HST), the nation’s largest lodging real estate investment trust (REIT), today announced its results of operations for the second quarter ended June 16, 2006. The Company conducts its operations through Host Hotels & Resorts, L.P., of which it is the sole general partner and holds 96% of the partnership interests. Second quarter results for Host Hotels & Resorts, Inc. include the following:

•	Total revenue increased $254 million, or 26.5%, to $1.2 billion for the second quarter and $312 million, or 17.8%, to $2.1 billion for year-to-date 2006, which includes $154 million of revenues for the Starwood portfolio for both periods.

•	Net income increased $239 million to $330 million for the second quarter and $405 million to $502 million for year-to-date 2006. Earnings per diluted share increased $.40 to $.62 and $.88 to $1.10 for the second quarter and year-to-date 2006, respectively.

Net income includes $199 million, or $.38 per diluted share, and $345 million, or $.78 per diluted share, for the second quarter and year-to-date 2006, respectively, from the following: gains on hotel dispositions, costs associated with the refinancing of senior notes and the redemption of preferred stock and non-recurring costs of the Starwood acquisition. By comparison, for the second quarter and year-to-date 2005, net income included a net gain of $17 million, or $.04 per diluted share, and a net gain of $15 million, or $.04 per diluted share, respectively, associated with similar transactions in 2005. For further detail, refer to the “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share” attached to this press release.

•	Funds from Operations (FFO) per diluted share increased 25.8% to $.39 for the second quarter and 31.4% to $.67 for year-to-date 2006. FFO per diluted share was reduced by $.04 for the second quarter and $.05 for year-to-date 2006 due to costs associated with refinancing the Company’s senior notes and the redemption of its preferred stock and non-recurring costs associated with the Starwood acquisition. By comparison, FFO per diluted share was reduced by $.06 and $.09 for the second quarter and year-to-date 2005, respectively, due to costs associated with similar transactions in 2005.

The Company also announced the following second quarter results for Host Hotels & Resorts, L.P.:

•	Net income increased $247 million to $343 million for the second quarter and $422 million to $524 million for year-to-date 2006. Net income of Host LP was also affected by certain transactions—See “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations Per Diluted Share.”

•	Adjusted EBITDA, which is Earnings before Interest Expense, Income Taxes, Depreciation, Amortization and other items, increased 34.5% to $347 million for the second quarter and 24.2% to $559 million for year-to-date 2006.

Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margins (discussed below) are non-GAAP (generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (SEC). See the discussion included in this press release for information regarding these non-GAAP financial measures.

OPERATING RESULTS

Comparable hotel RevPAR for the second quarter of 2006 increased 9.7% and comparable hotel adjusted operating profit margins increased 2.1 percentage points when compared to the second quarter of 2005. The second quarter increases were driven by an 8.9% increase in average room rate and an increase in occupancy of 0.6 percentage points. Year-to-date 2006 comparable hotel RevPAR increased 8.7% (comprised of an 8.3% increase in average room rate and an increase in occupancy of 0.3 percentage points), while comparable hotel adjusted operating profit margins increased 2.3 percentage points when compared to year-to-date 2005. Comparable hotel adjusted operating profit margins were positively affected by the Company’s food and beverage operations, which represent approximately 30% of the Company’s revenues. Due to the continued shift toward higher-rated group business and additional catering business, food and beverage revenue growth at the Company’s comparable hotels was 7.7% and 7.6% for the second quarter and year-to-date 2006, respectively, with food and beverage margins increasing significantly for both periods.

For the 27 recently acquired Starwood hotels that the Company consolidates, which are not included in our comparable hotel results, RevPAR increased 13% for the second quarter when compared to the same period in 2005, assuming that the Company owned the hotels for the entire quarter.

Christopher J. Nassetta, president and chief executive officer, stated, “We significantly exceeded the high-end of our expectations and analysts’ consensus estimates by posting another quarter of strong RevPAR and margin growth.”

STARWOOD ACQUISITION

On April 10, 2006, the Company acquired 25 domestic hotels and three foreign hotels from Starwood Hotels & Resorts Worldwide, Inc., or Starwood, for total consideration of approximately $3.1 billion. In connection with the Starwood acquisition, the Company entered into a joint venture in Europe on

March 24, 2006. The aggregate size of the joint venture is approximately $640 million, including total capital contributions of approximately $227 million, of which approximately $72 million was contributed by the Company in the form of cash and through the contribution of the Sheraton Warsaw Hotel & Towers on May 2, 2006, which was acquired from Starwood on April 10, 2006. The European joint venture acquired four hotels from Starwood on May 3, 2006 and one hotel on June 13, 2006. On July 5, 2006, the Company and Starwood agreed that Starwood will retain ownership of the two Fijian hotels that were under contract as part of the original portfolio of 38 hotels to be acquired by the Company. The purchase price of these assets totaled $129 million, including $31 million of debt. The cash designated for the acquisition of the Fijian assets will be used for general corporate purposes.

OTHER ACQUISITIONS AND DISPOSITIONS

On May 17, 2006, the Company signed a definitive agreement to purchase The Westin Kierland Resort & Spa in Scottsdale, Arizona, for approximately $393 million, including the assumption of $135 million of mortgage debt with an interest rate of approximately 5.08%. The 732-room resort, which opened in November 2002, is situated on 252 acres of fee simple property, including approximately five acres of undeveloped land, and includes a 27-hole golf course and a full-service spa. The sale is expected to close in the third quarter of 2006 subject to customary closing conditions.

BALANCE SHEET

As of June 16, 2006, the Company had $524 million of cash and cash equivalents, approximately $260 million of which it expects to use to purchase The Westin Kierland Resort & Spa. The Company also currently has $575 million of availability under its credit facility.

On April 4, 2006, the Company issued $800 million of 6 3/4% Series P senior notes due 2016 for net proceeds of approximately $787 million, which were used to fund a portion of the Starwood acquisition, redeem the remaining $136 million of 7 7/8% Series B senior notes, redeem all of the $150 million 10% Class C preferred stock and for other general corporate purposes. In addition, during the second quarter, the Company repaid the $84 million mortgage on the Boston Marriott Copley Place.

2006 OUTLOOK

The Company expects comparable hotel RevPAR to increase approximately 9% to 10% for the third quarter and 8.5% to 10% for the full year. For full year 2006, the Company also expects its operating profit margins under GAAP to increase approximately 200 basis points to 250 basis points and its comparable hotel adjusted operating profit margins to increase approximately 160 basis points to 200 basis points. Based upon this guidance, the Company estimates that 2006 guidance for Host Hotels & Resorts, Inc. and Host Hotels & Resorts, L.P. would be as follows:

Host Hotels & Resorts, Inc.

•	earnings per diluted share should be approximately $.06 to $.07 for the third quarter and $1.49 to $1.56 for the full year;

•	net income should be approximately $33 million to $39 million for the third quarter and $742 million to $774 million for the full year;

•	FFO per diluted share should be approximately $.26 to $.27 for the third quarter and $1.49 to $1.55 for the full year (including a charge of approximately $1 million and $30 million for the third quarter and full year, respectively, with minimal per diluted share effect for the third quarter and an approximately $.06 per diluted share effect for the full year, related to costs associated with debt or perpetual preferred stock expected to be refinanced or prepaid in 2006 and non-recurring costs related to the Starwood acquisition); and

•	common dividend will continue to show good growth for the remainder of the year.

Host Hotels & Resorts, L.P.

•	net income should be approximately $35 million to $41 million for the third quarter and $772 million to $804 million for the full year; and

•	Adjusted EBITDA should be approximately $1,250 million to $1,285 million for the full year.

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc. is a lodging real estate company that currently owns or holds controlling interests in 129 luxury and upper upscale hotel properties primarily operated under premium brands such as Marriott®, Westin®, Sheraton®, Ritz-Carlton®, Hyatt®, W®, Four Seasons®, St. Regis®, The Luxury Collection®, Fairmont®, Hilton® and Swissôtel®*. For further information please visit the Company’s website at www.hosthotels.com.

*	This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

(Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete pending acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a Real Estate Investment Trust for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of July 18, 2006, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.)

*** Tables to Follow ***

Host Hotels & Resorts, Inc., herein referred to as “we” or “Host,” is a self-managed and self-administered real estate investment trust (REIT) that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host and Host LP, the primary difference is approximately 4% of the partnership interests in Host LP held by outside partners as of July 18, 2006, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

For information on our reporting periods and non-GAAP financial measures (including Adjusted EBITDA, FFO per diluted share and comparable hotel adjusted operating profit margin) which we believe is useful to investors, see the Notes to the Financial Information included in this release.

PAGE NO.
HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets June 16, 2006 and December 31, 2005	6

Consolidated Statements of Operations Quarter Ended and Year-to-Date Ended June 16, 2006 and June 17, 2005	7

Earnings (Loss) per Common Share	9

Comparable Hotel Operating Data
Comparable Hotels by Region	10
Comparable Hotels by Property Type	11
Schedule of Comparable Hotel Results	12

Other Financial and Operating Data	14

Reconciliation of Net Income (Loss) Available to Common Stockholders to Funds From Operations per Diluted Share	16

Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share	18

HOST HOTELS & RESORTS, L.P.

Consolidated Statements of Operations Quarter Ended June 16, 2006 and June 17, 2005	20

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA	21

2006 FORECAST INFORMATION

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to Funds From Operations per Diluted Share for Third Quarter 2006 Forecasts	22

Reconciliation of Net Income Available to Common Stockholders to Funds From Operations per Diluted Share for Full Year 2006 Forecasts	23

Schedule of Comparable Hotel Adjusted Operating Profit Margin for Full Year 2006 Forecasts	25

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2006 Forecasts	27

Notes to Financial Information	28

HOST HOTELS & RESORTS, INC.

Consolidated Balance Sheets (a)

(unaudited, in millions, except share amounts)

	June 16, 2006	December 31, 2005
ASSETS
Property and equipment, net	$10,328	$7,434
Assets held for sale	—	73
Due from managers	117	41
Investments in affiliates	101	41
Deferred financing costs, net	62	63
Furniture, fixtures and equipment replacement fund	140	143
Other	202	157
Restricted cash	102	109
Cash and cash equivalents	524	184

Total assets	$11,576	$8,245

LIABILITIES AND STOCKHOLDERS’ EQUITY
Debt
Senior notes, including $494 million and $493 million, respectively, net of discount, of Exchangeable Senior Debentures	$3,710	$3,050
Mortgage debt	1,918	1,823
Convertible Subordinated Debentures	—	387
Other	88	110

Total debt	5,716	5,370
Accounts payable and accrued expenses	215	165
Other	231	148

Total liabilities	6,162	5,683

Interest of minority partners of Host Hotels & Resorts, L.P.	188	119
Interest of minority partners of other consolidated partnerships	28	26

Stockholders’ equity
Cumulative redeemable preferred stock (liquidation preference $100 million and $250 million, respectively), 50 million shares authorized; 4.0 million shares and 10.0 million shares issued and outstanding, respectively	97	241
Common stock, par value $.01, 750 million shares authorized; 520.4 million shares and 361.0 million shares issued and outstanding, respectively	5	4
Additional paid-in capital	5,656	3,080
Accumulated other comprehensive income	21	15
Deficit	(581)	(923)

Total stockholders’ equity	5,198	2,417

Total liabilities and stockholders’ equity	$11,576	$8,245

(a)	Our consolidated balance sheet as of June 16, 2006 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended		Year-to-date ended
	June 16, 2006	June 17, 2005	June 16, 2006	June 17, 2005
Revenues
Rooms	$737	$572	$1,244	$1,039
Food and beverage	374	298	635	542
Other	75	63	126	113

Total hotel sales	1,186	933	2,005	1,694
Rental income (b)	26	25	55	54

Total revenues	1,212	958	2,060	1,748

Expenses
Rooms	168	132	289	246
Food and beverage	258	212	447	392
Hotel departmental expenses	282	242	493	452
Management fees	58	43	93	75
Other property-level expenses (b)	85	69	152	133
Depreciation and amortization	107	83	196	164
Corporate and other expenses	21	14	41	28

Total operating costs and expenses	979	795	1,711	1,490

Operating profit	233	163	349	258
Interest income	9	5	14	12
Interest expense	(107)	(114)	(198)	(223)
Net gains on property transactions	1	74	2	77
Gain on foreign currency and derivative contracts	—	—	—	2
Minority interest expense	(16)	(8)	(29)	(12)
Equity in earnings (losses) of affiliates	(6)	3	(5)	(1)

Income before income taxes	114	123	133	113
Provision for income taxes	(17)	(38)	(18)	(38)

Income from continuing operations	97	85	115	75
Income from discontinued operations (c).	233	6	387	22

Net income	330	91	502	97
Less: Dividends on preferred stock	(4)	(7)	(10)	(15)
Issuance costs of redeemed preferred stock (d)	(6)	(4)	(6)	(4)

Net income available to common stockholders	$320	$80	$486	$78

Basic earnings per common share:
Continuing operations	$.18	$.21	$.23	$.16
Discontinued operations	.47	.02	.89	.06

Basic earnings per common share	$.65	$.23	$1.12	$.22

Diluted earnings per common share:
Continuing operations	$.17	$.20	$.22	$.16
Discontinued operations	.45	.02	.88	.06

Diluted earnings per common share	$.62	$.22	$1.10	$.22

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

HOST HOTELS & RESORTS, INC.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

(b)	Rental income and expense are as follows:

	Quarter ended		Year-to-date ended
	June 16, 2006	June 17, 2005	June 16, 2006	June 17, 2005
Rental income
Full-service	$8	$7	$19	$18
Limited service and office buildings	18	18	36	36

	$26	$25	$55	$54

Rental and other expenses (included in other property level expenses)
Full-service	$2	$1	$3	$3
Limited service and office buildings	18	18	37	36

	$20	$19	$40	$39

(c)	Reflects the results of operations and gain (loss) on sale, net of the related income tax, for five properties sold in both 2006 and in 2005.
(d)	Represents the original issuance costs associated with the redemption of the Class C preferred stock in 2006 and the Class B preferred stock in 2005.

HOST HOTELS & RESORTS, INC.

Earnings (Loss) per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended June 16, 2006			Quarter ended June 17, 2005
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount
Net income	$330	492.8	$.67	$91	352.7	$.26
Dividends on preferred stock	(4)	—	(.01)	(7)	—	(.02)
Issuance costs of redeemed preferred stock (a)	(6)	—	(.01)	(4)	—	(.01)

Basic earnings available to common stockholders (b)(c)	320	492.8	.65	80	352.7	.23
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.0	—	—	2.2	—
Assuming conversion of minority OP units issuable	—	2.5	(.01)	—	1.8	—
Assuming conversion of Exchangeable Senior Debentures	4	28.1	(.02)	4	27.5	(.01)

Diluted earnings available to common stockholders (b)(c)	$324	525.4	$.62	$84	384.2	$.22

	Year-to-date ended June 16, 2006			Year-to-date ended June 17, 2005
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount
Net income	$502	435.7	$1.15	$97	352.3	$.28
Dividends on preferred stock	(10)	—	(.02)	(15)	—	(.05)
Issuance costs of redeemed preferred stock (a)	(6)	—	(.01)	(4)	—	(.01)

Basic earnings available to common stockholders (b)(c)	486	435.7	1.12	78	352.3	.22
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.0	(.01)	—	2.2	—
Assuming conversion of minority OP units issuable	—	2.5	(.01)	—	—	—

Diluted earnings available to common stockholders (b)(c)	$486	440.2	$1.10	$78	354.5	$.22

(a)	Represents the original issuance costs associated with the redemption of the Company’s Class C preferred stock in 2006 and the Company’s Class B preferred stock in 2005.
(b)	Basic earnings per common share is computed by dividing net income available to common stockholders by the weighted average number of shares of common stock outstanding. Diluted earnings per common share is computed by dividing net income available to common stockholders as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, convertible debt securities and other minority interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that are anti-dilutive.
(c)	Our results for certain periods presented were significantly affected by certain transactions, which are detailed in the table entitled, “Schedule of Significant Transactions Affecting Earnings per Share and Funds From Operations per Diluted Share.”

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Region (a)

	As of June 16, 2006		Quarter ended June 16, 2006			Quarter ended June 17, 2005			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Pacific	21	11,485	$203.38	76.1%	$154.73	$190.57	78.0%	$148.62	4.1%
Florida	10	6,448	212.47	75.5	160.44	195.04	74.5	145.26	10.5
Mid-Atlantic	8	5,865	225.27	82.3	185.39	203.08	83.6	169.74	9.2
DC Metro	13	5,335	192.50	81.7	157.20	176.71	84.3	148.91	5.6
North Central	13	5,130	149.35	75.3	112.50	138.82	70.5	97.82	15.0
South Central	7	4,126	149.95	73.4	110.07	137.55	77.7	106.81	3.1
Atlanta	8	3,069	193.10	74.3	143.48	171.74	68.6	117.86	21.7
New England	6	3,032	177.97	83.0	147.74	161.94	72.3	117.09	26.2
Mountain	6	2,210	138.79	65.3	90.63	124.32	64.3	79.91	13.4
International	5	1,953	154.33	75.3	116.23	133.48	73.1	97.63	19.1

All Regions	97	48,653	189.37	76.8	145.52	173.94	76.2	132.62	9.7

	As of June 16, 2006		Year-to-date ended June 16, 2006			Year-to-date ended June 17, 2005			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Pacific	21	11,485	$200.20	74.9%	$149.93	$185.51	76.3%	$141.59	5.9%
Florida	10	6,448	217.17	76.6	166.34	200.49	77.6	155.61	6.9
Mid-Atlantic	8	5,865	215.34	77.7	167.22	194.59	78.6	152.92	9.3
DC Metro	13	5,335	187.86	73.1	137.38	174.42	78.0	136.08	1.0
North Central	13	5,130	139.78	70.3	98.30	130.86	64.0	83.81	17.3
South Central	7	4,126	146.53	74.7	109.45	135.75	75.9	103.06	6.2
Atlanta	8	3,069	188.64	73.5	138.75	169.57	68.7	116.42	19.2
New England	6	3,032	163.60	74.0	121.02	151.22	66.0	99.87	21.2
Mountain	6	2,210	147.50	64.3	94.81	134.27	63.5	85.29	11.2
International	5	1,953	148.51	71.9	106.78	129.74	71.1	92.25	15.8

All Regions	97	48,653	185.36	74.0	137.22	171.13	73.7	126.20	8.7

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

(unaudited)

Comparable Hotels by Property Type (a)

	As of June 16, 2006		Quarter ended June 16, 2006			Quarter ended June 17, 2005			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Urban	40	23,124	$198.86	80.4%	$159.81	$182.54	79.9%	$145.89	9.5%
Suburban	30	11,363	147.04	70.1	103.13	135.88	69.3	94.19	9.5
Airport 16	16	7,328	135.60	75.2	101.91	122.47	76.4	93.58	8.9
Resort/Convention	11	6,838	272.70	77.8	212.19	254.71	75.2	191.43	10.8

All Types	97	48,653	189.37	76.8	145.52	173.94	76.2	132.62	9.7

	As of June 16, 2006		Year-to-date ended June 16, 2006			Year-to-date ended June 17, 2005			Percent Change in RevPAR
	No. of Properties	No. of Rooms	Average Daily Rate	Average Occupancy Percentages	RevPAR	Average Daily Rate	Average Occupancy Percentages	RevPAR
Urban	40	23,124	$192.83	76.7%	$147.86	$178.06	76.3%	$135.90	8.8%
Suburban	30	11,363	145.88	67.7	98.76	133.83	66.8	89.43	10.4
Airport 16	16	7,328	136.05	73.5	100.06	123.25	74.7	92.12	8.6
Resort/Convention	11	6,838	271.08	76.2	206.48	254.55	75.6	192.34	7.4

All Types	97	48,653	185.36	74.0	137.22	171.13	73.7	126.20	8.7

(a)	See the notes to financial information for a discussion of reporting periods and comparable hotel results.

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

	Quarter ended		Year-to-date ended
	June 16, 2006	June 17, 2005	June 16, 2006	June 17, 2005
Number of hotels	97	97	97	97
Number of rooms	48,653	48,653	48,653	48,653
Percent change in Comparable Hotel RevPAR	9.7%	—	8.7%	—
Operating profit margin under GAAP (b)	19.2%	17.0%	16.9%	14.8%
Comparable hotel adjusted operating profit margin (c)	29.7%	27.6%	28.2%	25.9%

Comparable hotel sales
Room	$608	$554	$1,094	$1,007
Food and beverage	315	293	572	531
Other	65	65	117	115

Comparable hotel sales (d)	988	912	1,783	1,653

Comparable hotel expenses
Room	138	128	254	238
Food and beverage	216	208	400	384
Other	37	39	68	71
Management fees, ground rent and other costs	304	285	559	532

Comparable hotel expenses (e)	695	660	1,281	1,225

Comparable hotel adjusted operating profit	293	252	502	428
Non-comparable hotel results, net (f)	68	8	85	22
Office buildings and limited service properties, net (g)	—	—	(1)	—
Depreciation and amortization	(107)	(83)	(196)	(164)
Corporate and other expenses	(21)	(14)	(41)	(28)

Operating profit	$233	$163	$349	$258

(a)	See the notes to the financial information for discussion of non-GAAP measures, reporting periods and comparable hotel results.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the total revenues per the consolidated statements of operations.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above.
(d)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows:

	Quarter ended		Year-to-date ended
	June 16, 2006	June 17, 2005	June 16, 2006	June 17, 2005
Revenues per the consolidated statements of operations	$1,212	$958	$2,060	$1,748
Non-comparable hotel sales	(220)	(40)	(274)	(83)
Hotel sales for the property for which we record rental income, net	14	12	26	24
Rental income for office buildings and limited service hotels	(18)	(18)	(36)	(36)
Adjustment for hotel sales for comparable hotels to reflect Marriott’s fiscal year for Marriott-managed hotels	—	—	7	—

Comparable hotel sales	$988	$912	$1,783	$1,653

HOST HOTELS & RESORTS, INC.

Comparable Hotel Operating Data

Schedule of Comparable Hotel Results (a)

(unaudited, in millions, except hotel statistics)

(e)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows (in millions):

	Quarter ended		Year-to-date ended
	June 16, 2006	June 17, 2005	June 16, 2006	June 17, 2005
Operating costs and expenses per the consolidated statements of operations	$979	$795	$1,711	$1,490
Non-comparable hotel expenses	(152)	(33)	(190)	(64)
Hotel expenses for the property for which we record rental income	14	13	29	27
Rent expense for office buildings and limited service hotels	(18)	(18)	(37)	(36)
Adjustment for hotel expenses for comparable hotels to reflect Marriott’s fiscal year for Marriott- managed hotels	—	—	5	—
Depreciation and amortization	(107)	(83)	(196)	(164)
Corporate and other expenses	(21)	(14)	(41)	(28)

Comparable hotel expenses	$695	$660	$1,281	$1,225

(f)	Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels whose operations are included in our consolidated statement of operations as continuing operations and (ii) the difference between the number of days of operations reflected in the comparable hotel results and the number of days of operations reflected in the consolidated statements of operations.
(g)	Represents rental income less rental expense for limited service properties and office buildings.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

	June 16, 2006	December 31, 2005
Equity
Common shares outstanding	520.4	361.0
Common shares and minority held common OP Units outstanding	539.5	380.8
Preferred OP Units outstanding	.02	.02
Class C Preferred shares outstanding (a)	—	6.0
Class E Preferred shares outstanding	4.0	4.0

Security pricing (per share price)
Common (b)	$21.27	$18.95
Class C Preferred (a) (b)	$—	$25.25
Class E Preferred (b)	$27.30	$26.75
Convertible Preferred Securities (c)	$—	$61.02
Exchangeable Senior Debentures (d)	$1,267.83	$1,163.70

Dividends declared per share for calendar year
Common (e)	$.31	$.41
Class B Preferred (f)	$—	$.87
Class C Preferred (a)	$.86	$2.50
Class E Preferred (e)	$1.11	$2.22

Debt
Series B senior notes, with a rate of 7 7/8% due August 2008 (g)	$—	$136
Series G senior notes, with a rate of 9 1/4% due October 2007 (h)	234	236
Series I senior notes, with a rate of 9 1/2% due January 2007 (i)	448	451
Series K senior notes, with a rate of 7 1/8% due November 2013	725	725
Series M senior notes, with a rate of 7% due August 2012	346	346
Series O senior notes, with a rate of 6 3/8% due March 2015	650	650
Series P senior notes, with a rate of 6 3/4% due June 1, 2016	800	—
Exchangeable Senior Debentures, with a rate of 3.25% due April 2024	494	493
Senior notes, with an average rate of 9.7%, maturing through May 2012	13	13

Total senior notes	3,710	3,050
Mortgage debt (non-recourse) secured by $3.0 billion of real estate assets, with an average interest rate of 7.7% and 7.8% at June 16, 2006 and December 31, 2005, respectively, maturing through December 2023 (j)	1,918	1,823
Credit facility (k)	—	20
Convertible Subordinated Debentures, with a rate of 6 3/4% due December 2026 (c)	—	387
Other	88	90

Total debt	$5,716	$5,370

Percentage of fixed rate debt	86%	85%
Weighted average interest rate	7.2%	7.2%
Weighted average debt maturity	5.8 years	6.4 years

	Quarter ended		Year-to-date ended
	June 16, 2006	June 17, 2005	June 16, 2006	June 17, 2005
Hotel Operating Statistics for All Full Service Properties (l)
Average daily rate	$186.66	$172.03	$183.49	$169.17
Average occupancy	76.3%	75.5%	73.8%	73.3%
RevPAR	$142.51	$129.95	$135.42	$123.96

(a)	On May 19, 2006, the Company redeemed, at par, all of the shares of its 10% Class C Cumulative Redeemable Preferred stock for approximately $151 million, including accrued dividends.

HOST HOTELS & RESORTS, INC.

Other Financial and Operating Data

(unaudited, in millions, except per share amounts)

(b)	Share prices are the closing price as reported by the New York Stock Exchange. In conjunction with the acquisition of the Starwood Portfolio, the Company issued approximately 133.5 million shares of common stock on April 10, 2006.
(c)	Effective February 10, 2006, the Company exercised its right to cause the conversion rights of its Convertible Subordinated Debentures (and corresponding Convertible Preferred Securities) to expire. Prior to this date, a substantial majority of holders of the Convertible Subordinated Debentures exercised their right to convert their debentures into the Company’s common stock. The remaining $2 million of Convertible Subordinated Debentures were redeemed for cash on April 5, 2006. As a result, between December 2005 through February 10, 2006, the Company issued 30.8 million shares of its common stock to converting holders. Market price for December 31, 2005 is as quoted by Bloomberg L.P. Amount reflects the price of a single $50 security.
(d)	Market price as quoted by Bloomberg L.P. Amount reflects the price of a single $1,000 debenture, which is exchangeable for common stock upon the occurrence of certain events.
(e)	On June 15, 2006, the Company declared a second quarter common dividend of $.17 per share and a cash dividend of $.5546875 per share for its Class E preferred stock.
(f)	On May 20, 2005, the Company redeemed, at par, all four million shares of its 10% Class B Cumulative Redeemable Preferred stock for approximately $101 million, including accrued dividends.
(g)	The Company used a portion of the proceeds from the issuance of $800 million of 6 3/4% Series P senior notes on April 4, 2006 to redeem the remaining 7 7/8% Series B senior notes on May 15, 2006.
(h)	Includes the fair value of interest rate swap agreements of $(8) million and $(6) million as of June 16, 2006 and December 31, 2005, respectively.
(i)	Includes the fair value of an interest rate swap agreement of $(2) million and $1 million as of June 16, 2006 and December 31, 2005, respectively.
(j)	On June 1, 2006, the Company repaid the $84 million mortgage on the Boston Marriott Copley Place. In connection with the Starwood acquisition on April 10, 2006, the Company assumed approximately $77 million of mortgage debt, which had a fair value of $86 million.
(k)	The outstanding balance on the Company’s credit facility of $20 million as of December 31, 2005 was repaid on January 13, 2006. Currently, the Company has $575 million of available capacity under its credit facility.
(l)	The operating statistics reflect all consolidated properties as of June 16, 2006 and June 17, 2005, respectively. The operating statistics include the results of operations for five properties sold in 2006 and five properties sold in 2005 prior to their disposition.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income (Loss) Available to Common Stockholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended June 16, 2006			Quarter ended June 17, 2005
	Income (loss)	Shares	Per Share Amount	Income (loss)	Shares	Per Share Amount
Net income available to common stockholders	$320	492.8	$.65	$80	352.7	$.23
Adjustments:
Gains on dispositions, net of taxes	(232)	—	(.47)	(41)	—	(.12)
Amortization of deferred gains and other property transactions, net of taxes	(1)	—	—	(2)	—	—
Depreciation and amortization	106	—	.21	86	—	.24
Partnership adjustments	14	—	.03	3	—	.01
FFO of minority partners of Host LP (a)	(8)	—	(.02)	(7)	—	(.02)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.0	—	—	2.2	—
Assuming conversion of Exchangeable Senior Debentures	4	28.1	(.01)	4	27.5	(.02)
Assuming conversion of Convertible Subordinated Debentures	—	—	—	7	30.9	(.01)

FFO per diluted share (b) (c)	$203	522.9	$.39	$130	413.3	$.31

	Year-to-date ended June 16, 2006			Year-to-date ended June 17, 2005
	Income (loss)	Shares	Per Share Amount	Income (loss)	Shares	Per Share Amount
Net income available to common stockholders	$486	435.7	$1.12	$78	352.3	$.22
Adjustments:
Gains on dispositions, net of taxes	(385)	—	(.89)	(54)	—	(.15)
Amortization of deferred gains and other property transactions, net of taxes	(2)	—	—	(4)	—	(.01)
Depreciation and amortization	195	—	.44	169	—	.48
Partnership adjustments	22	—	.06	8	—	.02
FFO of minority partners of Host LP (a)	(13)	—	(.03)	(11)	—	(.03)
Adjustments for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.0	(.01)	—	2.2	—
Assuming conversion of Exchangeable Senior Debentures	9	28.1	(.02)	9	27.5	(.02)
Assuming conversion of Convertible Subordinated Debentures	2	4.1	—	15	30.9	—

FFO per diluted share (b) (c)	$314	469.9	$.67	$210	412.9	$.51

(a)	Represents FFO attributable to the minority interests in Host LP.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income (Loss) Available to Common Stockholders

to Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

(b)	FFO per diluted share in accordance with NAREIT is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP Units held by minority partners, convertible debt securities and other minority interests that have the option to convert their limited partnership interest to common OP Units. No effect is shown for securities if they are anti-dilutive.
(c)	FFO per diluted share for certain periods presented was significantly affected by certain transactions, which are detailed in the table entitled, “Schedule of Significant Transactions Affecting Earnings per Share and Funds from Operations per Diluted Share.”

HOST HOTELS & RESORTS, INC.

Schedule of Significant Transactions Affecting Earnings per Share and

Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

	Quarter ended June 16, 2006		Quarter ended June 17, 2005
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Non-recurring Starwood acquisition costs (a)	$(13)	$(13)	$—	$—
Senior notes redemptions and debt prepayments (b)	(4)	(4)	(20)	(20)
Preferred stock redemptions (c)	(8)	(8)	(4)	(4)
Gain on CBM Joint Venture LLC sale (d)	—	—	42	—
Gain on hotel dispositions, net of taxes	232	—	—	—
Assuming conversion of minority OP Units issuable	—	(1)	—	—
Minority interest income (expense) (e)	(8)	1	(1)	1

Total (f)	$199	$(25)	$17	$(23)

Diluted shares	525.4	525.4	384.2	413.3
Per diluted share	$.38	$(.04)	$.04	$(.06)

	Year-to-date ended June 16, 2006		Year-to-date ended June 17, 2005
	Net Income (Loss)	FFO	Net Income (Loss)	FFO
Non-recurring Starwood acquisition costs (a)	$(13)	$(13)	$—	$—
Senior notes redemptions and debt prepayments (b)	(4)	(4)	(34)	(34)
Preferred stock redemptions (c)	(8)	(8)	(4)	(4)
Gain on CBM Joint Venture LLC sale (d)	—	—	42	—
Gain on hotel dispositions, net of taxes	385	—	12	—
Minority interest income (expense) (e)	(15)	1	(1)	2

Total (f)	$345	$(24)	$15	$(36)

Diluted shares	440.2	469.9	354.5	412.9
Per diluted share	$.78	$(.05)	$.04	$(.09)

(a)	Represents non-recurring costs incurred in conjunction with the acquisition of the Starwood portfolio that are required to be expensed under GAAP, including start-up costs, bridge loan fees and expenses and the Company’s portion of a foreign currency hedge loss by the European joint venture as the venture hedged a portion of its initial investment for the acquisition of its six European hotels.
(b)	Represents call premiums and the acceleration of original issue discounts and deferred financing costs, as well as incremental interest during the call or prepayment notice period, included in interest expense in the consolidated statements of operations. We recognized these costs in conjunction with the prepayment or refinancing of senior notes and mortgages during certain periods presented.
(c)	Represents the original issuance costs and the incremental dividends during the redemption notice period associated with the redemption of the Class C preferred stock in 2006 and the Class B preferred stock in 2005.
(d)	Represents the gain, net of tax, on the sale of 85% of our interest in CBM Joint Venture LLC.

HOST HOTELS & RESORTS, INC.

Schedule of Significant Transactions Affecting Earnings per Share and

Funds From Operations per Diluted Share

(unaudited, in millions, except per share amounts)

(e)	Represents the portion of the significant transactions attributable to minority partners in Host LP.
(f)	Net income of Host LP was also affected by the transactions discussed above, with the exception of the minority interest income (expense) item discussed in footnote (e). Accordingly, the total adjustments on the net income of Host LP were approximately $207 million and $18 million for the second quarter of 2006 and 2005, respectively, and approximately $360 million and $16 million for year-to-date 2006 and year-to-date 2005, respectively.

HOST HOTELS & RESORTS, L.P.

Consolidated Statements of Operations (a)

(unaudited, in millions, except per unit amounts)

	Quarter ended		Year-to-date ended
	June 16, 2006	June 17, 2005	June 16, 2006	June 17, 2005
Revenues
Rooms	$737	$572	$1,244	$1,039
Food and beverage	374	298	635	542
Other	75	63	126	113

Total hotel sales	1,186	933	2,005	1,694
Rental income	26	25	55	54

Total revenues	1,212	958	2,060	1,748

Expenses
Rooms	168	132	289	246
Food and beverage	258	212	447	392
Hotel departmental expenses	282	242	493	452
Management fees	58	43	93	75
Other property-level expenses	85	69	152	133
Depreciation and amortization	107	83	196	164
Corporate and other expenses	21	14	41	28

Total operating costs and expenses	979	795	1,711	1,490

Operating profit	233	163	349	258
Interest income	9	5	14	12
Interest expense	(107)	(115)	(198)	(224)
Net gains on property transactions	1	74	2	77
Gain on foreign currency and derivative contracts	—	—	—	2
Minority interest expense	(3)	(2)	(7)	(6)
Equity in earnings (losses) of affiliates	(6)	3	(5)	(1)

Income before income taxes	127	128	155	118
Provision for income taxes	(17)	(38)	(18)	(38)

Income from continuing operations	110	90	137	80
Income from discontinued operations (b)	233	6	387	22

Net income	343	96	524	102
Less: Distributions on preferred units	(4)	(7)	(10)	(15)
Issuance costs of redeemed preferred units (c)	(6)	(4)	(6)	(4)

Net income available to common unitholders	$333	$85	$508	$83

Basic earnings per common unit:
Continuing operations	$.19	$.21	$.27	$.16
Discontinued operations	.46	.02	.85	.06

Basic earnings per common unit	$.65	$.23	$1.12	$.22

Diluted earnings per common unit:
Continuing operations	$.19	$.21	$.26	$.16
Discontinued operations	.43	.01	.85	.06

Diluted earnings per common unit	$.62	$.22	$1.11	$.22

(a)	Our consolidated statements of operations presented above have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. When distinguishing between Host and Host LP, the primary difference is the partnership interests in Host LP held by outside partners, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.
(b)	Reflects the results of operations and gain (loss) on sale, net of the related income tax, for five properties sold in both 2006 and in 2005.
(c)	Represents the original issuance costs associated with the redemption of the Class C preferred units in 2006 and the Class B preferred units in 2005.

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(unaudited, in millions)

	Quarter ended		Year-to-date ended
	June 16, 2006	June 17, 2005	June 16, 2006	June 17, 2005
Net income	$343	$96	$524	$102
Interest expense	107	115	198	224
Depreciation and amortization	107	83	196	164
Income taxes	17	38	18	38
Discontinued operations (a)	2	3	2	6

EBITDA	576	335	938	534
Gains on dispositions	(234)	(70)	(387)	(83)
Amortization of deferred gains	(1)	(3)	(2)	(6)
Consolidated partnership adjustments:
Minority interest expense	3	2	7	6
Distributions to minority partners	(4)	(3)	(4)	(3)
Equity investment adjustments:
Equity in (earnings) losses of affiliates	6	(3)	5	1
Distributions received from equity investments	1	—	2	1

Adjusted EBITDA of Host LP	$347	$258	$559	$450

(a)	Reflects the interest expense, depreciation and amortization and income taxes included in discontinued operations.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for Third Quarter 2006 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Third Quarter 2006 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$31	520.6	$.06
Adjustments:
Depreciation and amortization	117	—	.22
Gain on dispositions, net of taxes	(6)	—	(.01)
Partnership adjustments	3	—	.01
FFO of minority partners of Host LP (b)	(5)	—	(.01)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.0	—
Assuming conversion of Exchangeable Senior Debentures	4	28.5	(.01)

FFO per diluted share	$144	551.1	$.26

	High-end of Range
	Third Quarter 2006 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$37	520.6	$.07
Adjustments:
Depreciation and amortization	117	—	.22
Gain on dispositions, net of taxes	(6)	—	(.01)
Partnership adjustments	3	—	.01
FFO of minority partners of Host LP (b)	(5)	—	(.01)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.0	—
Assuming conversion of Exchangeable Senior Debentures	4	28.5	(.01)

FFO per diluted share	$150	551.1	$.27

See the notes below for assumptions relating to the 2006 forecasts.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income Available to Common Stockholders to

Funds From Operations per Diluted Share for Full Year 2006 Forecasts (a)

(unaudited, in millions, except per share amounts)

	Low-end of Range
	Full Year 2006 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$722	482.0	$1.50
Adjustments:
Depreciation and amortization	469	—	.97
Gain on dispositions, net of taxes	(452)	—	(.94)
Partnership adjustments	36	—	.08
FFO of minority partners of Host LP (b)	(29)	—	(.06)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.0	(.01)
Assuming conversion of Exchangeable Senior Debentures	19	29.1	(.05)
Assuming conversion of Convertible Subordinated Debentures	2	1.9	—

FFO per diluted share	$767	515.0	$1.49

	High-end of Range
	Full Year 2006 Forecast
	Income (Loss)	Shares	Per Share Amount
Forecast net income available to common stockholders	$754	482.0	$1.57
Adjustments:
Depreciation and amortization	469	—	.97
Gain on dispositions, net of taxes	(452)	—	(.94)
Partnership adjustments	37	—	.08
FFO of minority partners of Host LP (b)	(31)	—	(.07)
Adjustment for dilutive securities:
Assuming distribution of common shares granted under the comprehensive stock plan less shares assumed purchased at average market price	—	2.0	(.01)
Assuming conversion of Exchangeable Senior Debentures	19	29.1	(.05)
Assuming conversion of Convertible Subordinated Debentures	2	1.9	—

FFO per diluted share	$798	515.0	$1.55

(a)	The third quarter and full year 2006 forecasts were based on the following assumptions (the comparable hotel guidance listed below does not include the Starwood portfolio):

•	Comparable hotel RevPAR will increase 9% to 10% for the third quarter and 8.5% to 10% for the full year for the low and high ends of the forecasted range, respectively.

•	Comparable hotel adjusted operating profit margins will increase 160 basis points and 200 basis points for the full year for the low and high ends of the forecasted range, respectively.

•	RevPAR growth for the Starwood portfolio will be modestly higher than the RevPAR for the Company’s comparable hotels for full year 2006.

•	Approximately $925 million of hotels and other assets will be sold during 2006, including approximately $675 million of hotels already sold.

•	The Westin Kierland Resort & Spa will be acquired in the third quarter.

•	Approximately $736 million of debt and perpetual preferred stock has been, or will be, refinanced and approximately $173 million of debt has been or will be repaid. Charges, net of the minority interest benefit, totaling approximately $1 million (minimal FFO per diluted share effect) and $30 million ($.06 of FFO per diluted share) related to costs associated with the debt and perpetual preferred stock repayments and non-recurring costs related to the Starwood acquisition will be incurred for the third quarter and full year 2006, respectively.

•	Fully diluted weighted average shares for FFO per diluted share will be 551.1 million and 515.0 million and for earnings per diluted share will be 522.6 million and 484.0 million for the third quarter and full year, respectively.

The amounts shown in these forecasts are based on these and other assumptions, as well as management’s estimate of operations for 2006. These forecasts are forward-looking and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual transactions, results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will be materially different. Risks that may affect these assumption and forecasts include the following:

•	the level of RevPAR and margin growth may change significantly;

•	the amount and timing of acquisitions and dispositions of hotel properties is an estimate that can substantially affect financial results, including such items as net income, depreciation and gains (losses) on dispositions;

•	the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense and net income; and

•	other risks and uncertainties associated with our business described herein and in the Company’s filings with the SEC.

(b)	Represents FFO attributable to the minority interests in Host LP.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2006 Forecasts (a)

(unaudited, in millions, except hotel statistics)

	Full Year 2006 Forecast
	Low-end of range	High-end of range
Percent change in Comparable Hotel RevPAR	8.5%	10.0%
Operating profit margin under GAAP (b)	15.4%	15.9%
Comparable hotel adjusted operating profit margin (c)	26.3%	26.7%

Comparable hotel sales
Room	$2,390	$2,424
Other	1,453	1,473

Comparable hotel sales (d)	3,843	3,897

Comparable hotel expenses
Rooms and other departmental costs	1,584	1,601
Management fees, ground rent and other costs	1,248	1,256

Comparable hotel expenses (e)	2,832	2,857

Comparable hotel adjusted operating profit	1,011	1,040
Non-comparable hotel results, net	292	298
Office buildings and limited service properties, net	7	7
Depreciation and amortization	(471)	(471)
Corporate and other expenses	(82)	(82)

Operating profit	$757	$792

(a)	Forecasted comparable hotel results include assumptions on the number of hotels that will be included in our comparable hotel set in 2006. We have assumed that 97 hotels will be classified as comparable as of December 31, 2006. No assurances can be made as to the hotels that will be in the comparable hotel set for 2006. Also, see the notes following the table reconciling net income available to common shareholders to Funds From Operations per Diluted Share for assumptions relating to the full year 2006 forecasts.
(b)	Operating profit margin under GAAP is calculated as the operating profit divided by the forecast total revenues per the consolidated statements of operations. See (d) below for forecasted revenues.
(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating profit divided by the comparable hotel sales per the table above. We forecasted an increase in margins of 160 basis points to 200 basis points over the comparable adjusted operating profit margin of 24.7%.
(d)	The reconciliation of forecast total revenues to the forecast comparable hotel sales is as follows (in millions):

	Full Year 2006
	Low-end of range	High-end of range
Revenues	$4,906	$4,965
Non-comparable hotel sales	(1,026)	(1,031)
Hotel sales for the property for which we record rental income, net	51	51
Rental income for office buildings and limited service hotels	(88)	(88)

Comparable hotel sales	$3,843	$3,897

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Adjusted Operating Profit Margin

for Full Year 2006 Forecasts (a)

(unaudited, in millions, except hotel statistics)

(e)	The reconciliation of forecast operating costs and expenses to the comparable hotel expenses is as follows (in millions):

	Full Year 2006
	Low-end of range	High-end of range
Operating costs and expenses	$4,149	$4,173
Non-comparable hotel expenses	(734)	(733)
Hotel expenses for the property for which we record rental income	51	51
Rent expense for office buildings and limited service hotels	(81)	(81)
Depreciation and amortization	(471)	(471)
Corporate and other expenses	(82)	(82)

Comparable hotel expenses	$2,832	$2,857

HOST HOTELS & RESORTS, L.P.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Full Year 2006 Forecasts (a)

(unaudited, in millions)

	Full Year 2006
	Low-end of range	High-end of range
Net income	$772	$804
Interest expense	437	437
Depreciation and amortization	471	471
Income taxes	10	13

EBITDA	1,690	1,725
Gains on dispositions	(450)	(450)
Consolidated partnership adjustments:
Minority interest expense	9	9
Distributions to minority partners	(6)	(6)
Equity investment adjustments:
Equity in earnings of affiliates	4	4
Distributions received from equity investments	3	3

Adjusted EBITDA of Host LP	$1,250	$1,285

(a)	The amounts shown in these reconciliations are based on management’s estimate of operations for 2006. These tables are forward-looking and as such contain assumptions by management based on known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance, or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by this table. General economic condition, competition and governmental actions will affect future transactions, results performance and achievements. Although we believe the expectations in this reconciliation are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviations will not be material. For purposes of the full year forecasts, we have utilized the same, previously detailed assumptions as those utilized for the full year forecasts for Host Hotels & Resorts, Inc.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

REPORTING PERIODS FOR STATEMENT OF OPERATIONS

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, Inc., or Marriott International, the manager of the majority of our properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its Marriott-managed hotels. In contrast, other managers of our hotels, such as Starwood and Hyatt, report results on a monthly basis. Additionally, Host, as a REIT, is required by tax laws to report results on a calendar year. As a result, we elected to adopt the reporting periods used by Marriott International except that our fiscal year always ends on December 31 to comply with REIT rules. Our first three quarters of operations end on the same day as Marriott International but our fourth quarter ends on December 31 and our full year results, as reported in our statement of operations, always includes the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years. For example, the second quarter of 2006 ended on June 16, and the second quarter of 2005 ended on June 17, though both quarters reflect twelve weeks of operations. In contrast, the June 16, 2006 year-to-date operations included 167 days of operations, while the June 17, 2005 year-to-date operations included 168 days of operations.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report the month of operations that ends after our fiscal quarter-end until the following quarter because our hotel managers using a monthly reporting period do not make mid-month results available to us. Hence, the month of operation that ends after our fiscal quarter-end is included in our quarterly results of operations in the following quarter for those hotel managers (covering approximately 40% of our full-service hotels). As a result, our quarterly results of operations include results from hotel managers reporting results on a monthly basis as follows: first quarter (January, February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

REPORTING PERIODS FOR HOTEL OPERATING STATISTICS AND COMPARABLE HOTEL RESULTS

In contrast to the reporting periods for our consolidated statement of operations, our hotel operating statistics (i.e., RevPAR, average daily rate and average occupancy) and our comparable hotel results are always reported based on the reporting cycle used by Marriott International for our Marriott-managed hotels. This facilitates year-to-year comparisons, as each reporting period will be comprised of the same number of days of operations as in the prior year (except in the case of fourth quarters comprised of seventeen weeks (such as fiscal year 2002) versus sixteen weeks). This means, however, that the reporting periods we use for hotel operating statistics and our comparable hotels results may differ slightly from the reporting periods used for our statements of operations for the first and fourth quarters and the full year. Results from hotel managers reporting on a monthly basis are included in our operating statistics and comparable hotels results consistent with their reporting in our consolidated statement of operations herein:

•	Hotel results for the second quarter of 2006 reflect 12 weeks of operations for the period from March 25, 2006 to June 16, 2006 for our Marriott-managed hotels and results from March 1, 2006 to May 31, 2006 for operations of all other hotels which report results on a monthly basis.

•	Hotel results for the second quarter of 2005 reflect 12 weeks of operations for the period from March 26, 2005 to June 17, 2005 for our Marriott-managed hotels and results from March 1, 2005 to May 31, 2005 for operations of all other hotels which report results on a monthly basis.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

•	Hotel results for year-to-date 2006 reflect 24 weeks for the period from December 31, 2005 to June 16, 2006 for our Marriott-managed hotels and results from January 1, 2006 to May 31, 2006 for operations of all other hotels which report results on a monthly basis.

•	Hotel results for year-to-date 2005 reflect 24 weeks for the period from January 1, 2005 to June 17, 2005 for our Marriott-managed hotels and results from January 1, 2005 to May 31, 2005 for operations of all other hotels which report results on a monthly basis.

COMPARABLE HOTEL OPERATING STATISTICS

We present certain operating statistics (i.e., RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, adjusted operating profit and adjusted operating profit margin) for the periods included in this report on a comparable hotel basis. We define our comparable hotels as full-service properties (i) that are owned or leased by us and the operations of which are included in our consolidated results, whether as continuing operations or discontinued operations, for the entirety of the reporting periods being compared, and (ii) that have not sustained substantial property damage or business interruption or undergone large-scale capital projects during the reporting periods being compared. Of the 129 full-service hotels that we owned as of June 16, 2006, 97 hotels have been classified as comparable hotels. The operating results of the following hotels that we owned as of June 16, 2006 are excluded from comparable hotel results for these periods:

•	the Newport Beach Marriott Hotel (major renovation started in July 2004);

•	the Mountain Shadows Resort (hotel to be sold pending completion of significant contingencies, which have not been resolved as of June 16, 2006);

•	the Atlanta Marriott Marquis (major renovation started in August 2005);

•	the New Orleans Marriott (property damage and business interruption from Hurricane Katrina in August 2005);

•	the Hyatt Regency, Washington on Capitol Hill (acquired in September 2005); and

•	the 27 consolidated hotels that we acquired from Starwood on April 10, 2006.

In addition, the operating results of the ten hotels we disposed of in 2006 and 2005 are also not included in comparable hotel results for the periods presented herein. Moreover, because these statistics and operating results are for our full-service hotel properties, they exclude results for our non-hotel properties and leased limited-service hotels.

NON-GAAP FINANCIAL MEASURES

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO per diluted share of Host, (ii) EBITDA of Host LP, (iii) Adjusted EBITDA of Host LP and (iv) Comparable Hotel Operating Results of Host. The following discussion defines these terms and presents why we believe they are useful supplemental measures of our performance.

FFO per Diluted Share

We present FFO per diluted share as a non-GAAP measure of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate FFO per diluted share for a given operating period as our FFO (defined as set forth below) for such period divided by the number of fully diluted shares outstanding during such period. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with GAAP) excluding gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization and adjustments for unconsolidated partnerships and joint ventures. We present FFO on a per share basis after making adjustments for the effects of dilutive securities and the payment of preferred stock dividends, in accordance with NAREIT guidelines.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

We believe that FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization and gains and losses from sales of real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe such measures can facilitate comparisons of operating performance between periods and with other REITs, even though FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its April 2002 “White Paper on Funds From Operations,” since real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, NAREIT adopted the definition of FFO in order to promote an industry-wide measure of REIT operating performance.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (EBITDA) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO per diluted share, it is widely used by management in the annual budget process.

Adjusted EBITDA

As of July 18, 2006, Host owns approximately 96% of the partnership interest of Host LP and is its sole general partner. We conduct all of our operations through Host LP, and Host LP is the obligor on our senior notes and on our credit facility. Historically, management has adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, the Adjusted EBITDA of Host LP is presented because we believe it is a relevant measure in calculating certain credit ratios, since Host LP is the owner of all of our hotels and is the obligor on our debt noted above. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•	Gains and Losses on Dispositions – We exclude the effect of gains and losses recorded on the disposition of assets in our consolidated statement of operations because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset often does not reflect the market value of real estate assets (as noted above for FFO).

•	Consolidated Partnership Adjustments – We exclude the minority interest in the income or loss of our consolidated partnerships as presented in our consolidated statement of operations because we believe that including these amounts in EBITDA does not reflect the effect of the minority interest position on our performance because these amounts include our minority partners’ pro-rata portion of depreciation, amortization and interest expense. However, we believe that the cash distributions paid to minority partners are a more relevant measure of the effect of our minority partners’ interest on our performance, and we have deducted these cash distributions from Adjusted EBITDA.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

•	Equity Investment Adjustments – We exclude the equity in earnings (losses) of unconsolidated investments in partnerships and joint ventures as presented in our consolidated statement of operations because our percentage interest in the earnings (losses) does not reflect the impact of our minority interest position on our performance and these amounts include our pro-rata portion of depreciation, amortization and interest expense. However, we believe that cash distributions we receive are a more relevant measure of the performance of our investment and, therefore, we include the cash distributed to us from these investments in the calculation of Adjusted EBITDA.

•	Cumulative effect of a change in accounting principle – Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•	Impairment Losses – We exclude the effect of impairment losses recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

Limitations on the Use of FFO per Diluted Share, EBITDA and Adjusted EBITDA

We calculate FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although FFO per diluted share is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. EBITDA and Adjusted EBITDA, as presented, may also not be comparable to measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA and Adjusted EBITDA purposes only) and other items have been and will be incurred and are not reflected in the EBITDA, Adjusted EBITDA and FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statement of operations and cash flows include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, FFO per diluted share, EBITDA and Adjusted EBITDA should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Comparable Hotel Operating Results

We present certain operating results for our full-service hotels, such as hotel revenues, expenses and adjusted operating profit (and the related margin), on a comparable hotel, or “same store,” basis as supplemental information for investors. Our comparable hotel results present operating results for full-service hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions, significant property damage or large scale capital improvements incurred during these periods. We present these comparable hotel operating results by eliminating corporate-level costs and expenses related to our capital structure, as well as depreciation and amortization. We eliminate corporate-level costs and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

diminishes predictably over time. As noted earlier, because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or operating profit margin and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.